CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in this registration statement on Form SB-2 dated April 27, 2001 of our report dated April 25, 2001, relating to the financial statements of Email Mortgage, Inc. as of March 31, 2001 and to the reference to our firm under the caption EXPERTS in the registration statement.




                          James E. Scheifley & Associates, P.C.
                           Certified Public Accountants

April 27, 2001
Dillon, Colorado